EXHIBIT 99.1

Tilray Brands Announces Enhancements to Accretive Strategic Transaction with HEXO

Amended Terms Include Increased Discount on Purchase Price of HEXO Note and Reduced Tilray Conversion Price on HEXO Shares

Reaffirms $80 Million in Projected Shared Cost-Saving Synergies

Expected to Close in July 2022

LEAMINGTON, ON – June 14, 2022 — Tilray Brands, Inc. (“Tilray Brands” or the “Company”) (Nasdaq | TSX: TLRY) today announced that the Company has entered into amendments to improve the terms of its previously-disclosed agreements to acquire all of the outstanding principal, plus accrued and unpaid interest, under a secured convertible note (the “HEXO Note”) issued by HEXO Corp. (“HEXO”) to HT Investments MA LLC (“HTI”). These amendments provide for, among other things, an additional discount to Tilray Brands’ purchase price as well as the reduction of the conversion price under the HEXO Note from CAD$0.85 to CAD$0.40 per share.

Irwin D. Simon, Tilray Brands’ Chairman and CEO, said, “We believe HEXO continues to be the right strategic partner for Tilray Brands in Canada and, therefore, look forward to closing this transaction in July and working with HEXO to deliver on the promise and the potential of this partnership for our shareholders, consumers, and employees.”

Charlie Bowman, HEXO’s President and CEO, added, “The strategic alliance with Tilray Brands accelerates HEXO’s operational turnaround and unlocks capital to expand our market leadership globally.  The partnership is an essential next step in improving our capital structure,  and we’re confident that the synergies realized will reset the industry.”

As previously announced, the strategic alliance between Tilray Brands and HEXO is expected to provide several financial and commercial benefits, including:

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Substantial Synergies: the strategic alliance between Tilray Brands and HEXO is expected to deliver up to $80 million of shared cost-saving synergies within two years of the completion of the Transaction. Both companies have already begun working on evaluating operations and production efficiencies with respect to cultivation and processing services, including pre-rolls, beverages and edibles, as well as shared services and procurement. In conjunction with the sharing of synergies, HEXO will pay Tilray Brands an annual fee of $18 million for advisory services with respect to cultivation, operation, and production matters.

•	Accretion: as a result of the substantial synergies, the acquisition of the HEXO Note by Tilray Brands will be immediately accretive to the Company.

•

Strengthening Product Innovation in Canada and International Markets: Tilray Brands and HEXO will bring together industry leading expertise in the global cannabis industry, including cannabis cultivation, product innovation, brand building, and distribution. Leveraging both companies’ commitment to innovation and operational efficiencies, both companies will share their respective expertise and know-how to strengthen market positioning and capitalize on opportunities for growth through a broadened product offering and accelerated CPG innovation.

Upon closing, Tilray Brands will nominate two directors to HEXO’s Board of Directors (“Board”) and one Board observer.

Amended Transaction Details

Under the terms of the amended agreements, and subject to the satisfaction of specific closing conditions, Tilray Brands would acquire the HEXO Note from HTI, which includes 100% of the current remaining $185 million outstanding principal balance of the HEXO Note, plus any accrued and unpaid interest thereon. As consideration for Tilray Brands’ acquisition of the HEXO Note, Tilray Brands will pay 89.2% of the then outstanding principal balance for the HEXO Note (the “Purchase Price”). This equates to a 10.8% discount on the outstanding principal. Until closing, HTI may continue to redeem the HEXO Note pursuant to their terms; however, in no event shall the outstanding principal balance of the HEXO Note, when ultimately purchased by Tilray Brands, be less than $160 million.

The initial conversion price of the HEXO Note will be amended and adjusted down from CAD$0.85 to CAD$0.40 per share (the “Conversion Price”). This implies that, as of June 13, 2022, Tilray Brands would have the right to convert into approximately 50% of the outstanding common stock of HEXO (on a non-diluted basis).

The Purchase Price shall be satisfied, in part, by the issuance to HTI of a $50 million convertible unsecured note (the “Tilray Convertible Note”) and the balance in either cash or Class 2 common stock of Tilray Brands or any combination thereof, at Tilray Brands’ option. The Tilray Convertible Note will bear interest at a rate of 4.00% per annum, calculated and paid on a quarterly basis and maturing on September 1, 2023. HEXO will not receive any proceeds as a result of Tilray Brands’ proposed purchase of the HEXO Note from HTI.

The parties expect to close on or about July 15, 2022, and the amended agreements also extend the outside date for closing the transactions to August 1, 2022.

Commercial Agreements

As previously announced, Tilray Brands and HEXO have also agreed to continue to work together to finalize and enter into Commercial Agreements at the closing of the transactions on mutually agreeable terms covering the following key areas (i) Tilray Brands will complete production and processing as a third-party manufacturer of products for HEXO (ii) HEXO will source all of its cannabis products for international markets, excluding Canada and the US, exclusively from Tilray Brands; and (iii) HEXO and Tilray Brands will share savings on a 50:50 basis related to facilities optimization activities, procurement, general and administrative costs, including insurance and certain shared services, and certain production and processing activities for straight-edge pre-rolls, edibles and beverages. The Commercial Agreements will also provide that HEXO pay Tilray Brands an annual fee of $18 million for advisory services with respect to cultivation, operation and production matters.

About Tilray Brands

Tilray Brands, Inc. (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time. Tilray Brands delivers on this mission by inspiring and empowering the worldwide community to live their very best life and providing access to products that meet the needs of their mind, body, and soul while invoking wellbeing. Patients and consumers trust Tilray Brands to deliver a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray Brands’ unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s successful closing of the transactions as well as satisfaction of the transaction conditions generally; the Company’s issuance of the Tilray Convertible Note; accretion related to acquisition of the HEXO Note; expected production efficiencies, strengthened market positioning and potential cost saving synergies resulting from the transactions and agreed commercial arrangements; the Company’s ability to commercialize new and innovative products; and HEXO management’s stated expectations for its operational turnaround and growth in global markets. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Tilray Brands and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray Brands made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

For further information:

Tilray Brands

Media: Berrin Noorata, news@tilray.com

Investors: Raphael Gross, +1-203-682-8253, Raphael.Gross@icrinc.com